UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 30, 2003

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida (State or other jurisdiction of incorporation or organization)	59-2280364 (IRS Employer Identification Number)
4345 Southpoint Blvd. Jacksonville, Florida (Address of principal executive offices)	32216 (Zip code)
Registrant's telephone number	(904) 332-3000

Item 12.     Disclosure of Results of Operations and Financial Condition.

On July 30, 2003, PSS World Medical, Inc. (the “Company”) issued a press release in which the Company announced its financial results for the three months ended June 30, 2003. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. In accordance with General Instruction B.6 of Form 8-K, the information included or incorporated in this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The press release contains financial measures that are not in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The following non-GAAP financial measures are included in the attached press release: (i) adjusted income from operations, (ii) Adjusted EBITDA, and (iii) Return on Committed Capital (“ROCC”). Management believes adjusted income from operations, which is income from operations plus other general and administrative expenses, is useful to investors to focus on the Company’s continuing operations. Other general and administrative expenses are influenced by the Company’s rationalization programs, may vary significantly from period to period, and may not be indicative of the Company’s ongoing operating expenses. Management believes that Adjusted EBITDA, which is income from continuing operations, plus the sum of (i) interest expense, (ii) provision for income taxes, (iii) depreciation, (iv) amortization of intangible assets, and (v) other general and administrative expenses, less (vi) interest and investment income, is a common alternative measure of operating performance used by investors and financial analysts to measure value and liquidity. ROCC, which is return divided by committed capital, is also a common alternative measure of operating performance used by investors and financial analysts to measure profitability. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the press release.

Exhibits

Exhibit Number	Description
99.1	Press Release dated July 30, 2003 with respect to the Registrant’s financial results for the three months ended June 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2003

PSS WORLD MEDICAL, INC.

By: /s/ David M. Bronson Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

    99.1        Press Release dated July 30, 2003.